Exhibit 3.1
CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF FORMATION
OF
DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC
     THIS Certificate of Amendment to Certificate of Formation of DaimlerChrysler Wholesale Receivables LLC (the “Company”) is being duly executed and filed by the undersigned, as an authorized person, to amend the Certificate of Formation under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101 et seq.) to read as follows:
     FIRST. The name of the limited liability company is DaimlerChrysler Wholesale Receivables LLC.
     SECOND. The Certificate of Formation is hereby amended by changing the name of the Company to Chrysler Financial Wholesale Receivables LLC.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation as of the 17th day of December, 2008.

CHRYSLER SPV LLC, as Authorized Person
By:	/s/ Q. Gwynn Lam
	Name:	Q. Gwynn Lam
	Title:	Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:47 PM 12/19/2008
FILED 04:47 PM 12/19/2008
SRV 081216121 — 3182484 FILE